Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-55078 and 333-142537) and Form S-8 (File Nos. 333-14155, 333-27201, 333-27203, 333-27205, 333-60333, 333-123829, 333-150399 and 33-84510) of Colonial Properties Trust of our report dated February 26, 2008, relating to the consolidated financial statements of DRA/CLP Office LLC and Subsidiaries appearing in this Form 10-K.
/s/ Weiser LLP
New York, New York
February 23, 2009